3 rd Annual Cred i t Suisse Mor tgage REIT & Ser v icer Conference Third Quarter 2013 Presentation

Safe Harbor Statement FORWARD-LOOKING STATEMENTS This presentation includes “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Actual results may differ from expectations, estimates and projections and, consequently, readers should not rely on these forward-looking statements as predictions of future events. Words such as “expect,” “target,” “assume,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believe,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements involve significant risks and uncertainties that could cause actual results to differ materially from expected results, including, among other things, those described in our Annual Report on Form 10-K for the year ended December 31, 2012, under the caption “Risk Factors.” Factors that could cause actual results to differ include, but are not limited to, higher than expected operating costs, changes in prepayment speeds of mortgages underlying our residential mortgage-backed securities, the rates of default or decreased recovery on the mortgages underlying our non-Agency securities, failure to recover credit losses in our portfolio, changes in interest rates and the market value of our assets, the availability of financing, the availability of target assets at attractive prices, our ability to manage various operational risks associated with our business, our ability to maintain our REIT qualification, limitations imposed on our business due to our REIT status and our exempt status under the Investment Company Act of 1940, the impact of new legislation or regulatory changes on our operations, the impact of any deficiencies in the servicing or foreclosure practices of third parties and related delays in the foreclosure process, our ability to acquire mortgage loans or securitize the mortgage loans we acquire, our involvement in securitization transactions, the timing and profitability of our securitization transactions, the risks associated with our securitization transactions, our ability to acquire mortgage servicing rights, the impact of new or modified government mortgage refinance or principal reduction programs, unanticipated changes in overall market and economic conditions, and our exposure to claims and litigation, including litigation arising from our involvement in securitization transactions. Readers are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made. Two Harbors does not undertake or accept any obligation to release publicly any updates or revisions to any forward-looking statement to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based. Additional information concerning these and other risk factors is contained in Two Harbors’ most recent filings with the Securities and Exchange Commission (SEC). All subsequent written and oral forward looking statements concerning Two Harbors or matters attributable to Two Harbors or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements above. 2

Mission-Based Strategy OUR MISSION IS TO BE RECOGNIZED AS AN INDUSTRY -LEADING MORTGAGE REIT: • We are the largest hybrid mortgage REIT focused on investing in residential mortgage assets, with a market capitalization of $3.4 billion.(1) BENEFITS OF OUR HYBRID MORTGAGE REIT MODEL: • We have the flexibility as a hybrid mortgage REIT to take advantage of opportunities in both the Agency and non- Agency RMBS sectors and unsecuritized mortgage assets. ― Residential mortgage-backed securities ― Residential mortgage loans ― Mortgage servicing rights (MSRs) ― Other financial assets OBJECTIVES: • Optimize stockholder value • Provide attractive risk-adjusted returns • Maintain best-in-class disclosure and corporate governance • Logically diversify our business model 3 (1) Source: Bloomberg, as of November 15, 2013.

Book Value and Dividend History STRONG RETURN ON BOOK VALUE • O u r fo c u s i s o n d e l i ve r i ng to t a l r e t u r n . • P ro te c t i n g b o o k va l u e i s c r i t i c a l to d i v i d e nd g e n e r a t io n ove r t i me . • O ppo r t u n i s t i c c a p i t a l a l l o c a t i on a n d se c u r i t y se l e c t i o n d r i ve s l o n g - te r m pe r fo r ma n c e . • T h ro u g h t h e e n d o f t h e t h i rd qu a r te r, we d e l i ve r ed a to t a l r e t u r n o n b o o k va l u e o f po s i t i ve 6 . 3% (1) ve r su s o u r pe e r g ro u p pe r fo r ma n ce o f n e g a t i ve 11 . 6% (2) o n a to t a l r e t u r n b a s i s . 4 (1) Total return on book value is calculated from book value and dividends from the period of January 1, 2013 to September 30, 2013. Includes first quarter 2013 special dividend of Silver Bay stock amounting to $1.01 per share. (2) Median total return on book value is calculated from book value and dividends from the period of January 1, 2013 to September 30, 2013. Peers include AGNC, ANH, ARR, CMO, CYS, HTS, IVR, MFA and NLY. (3) Total return on book value is calculated from book value and dividends. Includes first quarter 2013 special dividend of Silver Bay stock amounting to $1.01 per share. 12.0% 11.3% -9.5% -10.3% 60.9% 43.3% 21.6% 16.6% -10.0% 10.0% 30.0% 50.0% 70.0% 90.0% Return from Change in Book Value Return from Dividends 6.3% 12.1% 54.6% 72.9% Year-to-date 2013(1) 1 Year(3) 2 Years(3) 3 Years(3)

CURRENT POSIT IONING PORTFOLIO COMPOSITION Portfolio Composition 5 • Minimal rate exposure • Low Agency leverage and basis exposure • Numerous and diverse repo counterparties • Opportunistically purchased Agency ARMs in Q3 • Credit book maintains upside optionality Rates(3) $9.9B Credit(4) $3.7B AS OF SEPTEMBER 30, 2013 $13.6B Portfolio $ Millions 30-Year Fixed $5,884 15-Year Fixed $76 HECM(1) $1,819 Other-Fixed $661 IOs and IIOs(2) $494 Hybrid ARMs $1,008 Mezzanine $525 Senior $2,421 Other $284 Credit Sensitive Loans (CSLs) $440 MSRs $16 (1) Home Equity Conversion Mortgage loans (HECMs) are loans that allow the homeowner to convert home equity into cash collateralized by the value of their home. (2) Includes Agency Derivatives (IIOs) of $223.7 million. (3) “Rates” category includes Agency securities and Mortgage Servicing Rights (MSRs). (4) “Credit” category includes non-Agency securities, prime jumbo loans, net economic interest in securitization trusts and Credit Sensitive Loans (CSLs). (5) Represents estimated percentage change in equity value for theoretical +100bps parallel shift in interest rates. Change in equity value is total net asset change BV E X P O S U R E TO C H A N G E I N R AT E S (5) 2Q13 1Q13 4Q12 3Q12 3Q13 (1.1%) (1.8%) 0.1% 9.9% (1.2%) (10%) (6%) (2%) 2% 6% 10%

Mortgage Servicing Rights (MSRs) RECENT DEVELOPMENTS • Flow sale agreement with PHH Mortgage Corporation to acquire MSRs – Right to acquire MSRs on at least 50% of eligible new Fannie Mae and Ginnie Mae mortgage loans, subject to quarterly pricing – Subservicing agreement with PHH Mortgage Corporation to provide ongoing servicing of the underlying mortgage loans – Two-year term • Closed on two small bulk transactions in July 2013 • Potential for other significant investments in the near-term BUSINESS OBJECTIVES • Natural interest rate hedge for portfolio and mortgage basis • Leverages one of our core competencies, prepayment risk management • Create flow relationships with high-quality originator and servicer partners • Current supply-demand dynamics make it an opportune time for Two Harbors to enter the market POTENTIAL BENEFITS OF MSRs IN A PORTFOLIO • Higher ROE from reduced hedging cost • Lower leverage • Reduced basis risk 6

Mortgage Loan Conduit and Securitization RECENT DEVELOPMENTS • In third quarter 2013, we completed Agate Bay Mortgage Trust 2013-1, a $434 million securitization of prime jumbo loans, using our own depositor ― Generated attractive subordinate and IO bonds for our portfolio • Ongoing progress building our originator platform – Approximately 30 originators in various stages of approval BUSINESS OBJECTIVES • Generate attractive credit and IO investments for our portfolio while providing capital to the U.S. mortgage market • Maintain strong originator network to source a variety of products including prime jumbo loans, MSRs and other products • Develop robust mortgage acquisition process and infrastructure to control and manage loans we purchase and securitize 7

Appendix 8

Return on Book Value 9 Return on book value Q3-2013(1) (Per diluted share amounts, except for percentage) Book value at September 30, 2013 ($) $10.35 Book value at June 30, 2013 10.47 Decrease in book value (0.12) Dividend declared in Q3-2013 0.28 Return on book value Q3-2013 ($) $0.16 Return on book value Q3-2013 (%) 1.5% Return on book value as of September 30, 2013(1) (Per diluted share amounts, except for percentage) Book value at September 30, 2013 ($) $10.35 Book value at December 31, 2012 11.54 Decrease in book value (1.19) Dividends declared in 2013(2) 1.92 Return on book value at September 30, 2013 ($) $0.73 Return on book value at September 30, 2013 (%) 6.3% (1) Diluted shares outstanding at end of period, which includes the effect of dilutive outstanding warrants determined using the treasury stock method, are used as the denominator for book value per share calculation. (2) Includes Silver Bay common stock distribution amounting to $1.01 per share.

Agency Securities as of September 30, 2013 10 Par Value (M) Market Value (M) % of Agency Portfolio Amortized Cost Basis (M) Weighted Average Coupon Weighted Average Age (Months) 30-Year Fixed 3.0-3.5% $736 $749 7.5% $783 3.5% 16 4.0-4.5% 3,942 4,166 41.9% 4,281 4.1% 16 ≥ 5.0% 877 969 9.8% 953 5.6% 57 $5,555 $5,884 59.2% $6,017 4.3% 23 15-Year Fixed 3.0-3.5% $70 $73 0.8% $69 3.0% 35 4.0-4.5% 2 2 0.0% 2 4.0% 40 ≥ 5.0% 1 1 0.0% 1 6.0% 102 $73 $76 0.8% $72 3.1% 35 HECM $1,655 $1,819 18.3% $1,769 4.7% 23 Hybrid ARMs 992 1,008 10.1% 999 2.5% 20 Other-Fixed 605 661 6.6% 655 4.7% 59 IOs and IIOs 4,808 494(1) 5.0% 515 4.2% 63 Total $13,688 $9,942 100.0% $10,027 4.2% 27 (1) Represents the market value of $270.6 million of IOs and $223.7 million of Agency Derivatives.

Non-Agency Securities as of September 30, 2013

	Senior Bonds	Mezzanine Bonds	Total P&I Bonds
Portfolio Characteristics			
Carrying Value ($M)	$2,421	$525	$2,946
% of Non-Agency Portfolio	82.2%	17.8%	100.0%
Average Purchase Price[(1)]	$51.20	$59.21	$52.63
Average Coupon	1.8%	1.6%	1.7%
Weighted Average Market Price[(5)]	$63.12	$70.92	$64.38
Collateral Attributes			
Average Loan Age (months)	84	97	86
Average Loan Size ($K)	$258	$193	$247
Average Original Loan-to-Value	74.1%	73.0%	73.9%
Average Original FICO[(2)]	611	644	617
Current Performance			
60+ Day Delinquencies	33.8%	27.3%	32.6%
Average Credit Enhancement[(3)]	11.2%	23.2%	13.4%
3-Month CPR[(4)]	4.2%	7.1%	4.8%

(1) Average purchase price utilized carrying value for weighting purposes. If current face were utilized for weighting purposes, the average purchase price for senior, mezzanine and total non-Agency RMBS, excluding our non-Agency interest-only portfolio, would have been $47.81, $56.51 and $49.22, respectively.
(2) FICO represents a mortgage industry accepted credit score of a borrower, which was developed by Fair Isaac Corporation.
(3) Average credit enhancement remaining on our non-Agency RMBS portfolio, which is the average amount of protection available to absorb future credit losses due to defaults on the underlying collateral.
(4) 3-Month CPR is reflective of the prepayment speed on the underlying securitization; however, it does not necessarily indicate the proceeds received on our investment tranche. Proceeds received for each security are dependent on the position of the individual security within the structure of each deal.
(5) Weighted average market price utilized current face for weighting purposes.

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